TRUST AGREEMENT
                                       OF
                                   OCWEN CORP.

      This Trust Agreement (this "Trust Agreement") is made and entered into effective as of June 11, 2004, by and among BioFarm, Inc., a Nevada corporation ("BIOF"), Ocwen Corp., a Nevada corporation ("Ocwen"), and Herbert McDonald, David R. Stith and Allan Esrineas trustees of the trust created hereunder (each a "Trustee" and collectively, the "Trustees") with reference to the material facts set forth in the Recitals below.

                                    RECITALS

      A. Ocwen is a wholly owned subsidiary of BIOF.

      B. BIOF, Ocwen and the Trustees have entered into a certain Separation, Transfer and Distribution Agreement (the "Separation Agreement") pursuant to which (i) BIOF has transferred substantially all of its assets and all of its liabilities to Ocwen, and (ii) BIOF has agreed to transfer the outstanding shares of capital stock of Ocwen (the "Shares") held by it to the Trustees to be held pursuant to the terms of this Trust Agreement.

      C. The Trustees have agreed to hold the Shares in trust pursuant to the terms of this Trust Agreement and to distribute the Shares to those certain BIOF stockholders as determined pursuant to Section 3.3 of the Separation Agreement.

                                    AGREEMENT

      NOW, THEREFORE, for and in consideration of the foregoing, the premises and the mutual covenants contained in the Separation Agreement and in this Agreement, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

      1. Transfer of Assets to Trustees.

            (a) Transfer to Trustees. BIOF hereby transfers and assigns to the Trustees, and the Trustees hereby accept in the name and on behalf of the trust created by this Trust Agreement (the "Trust"), BIOF's entire right, title, and interest in and to the Shares and all proceeds and income from the Shares and from the investment and reinvestment thereof (together with the Shares, the "Trust Property").

            (b) Instruments of Further Assurance. BIOF will, upon reasonable request of the Trustees, execute, acknowledge, and deliver such agreements, assignment and assumption agreements, deeds, bills of sale and other instruments of conveyance and do such further acts as may be necessary or proper to vest title to the Shares in the Trust and otherwise effect the purposes of this Trust Agreement.

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      2. Beneficiaries.

            (a) Record Shareholders as Beneficiaries. The beneficiaries (the "Beneficiaries") of the Trust shall be the common stockholders of record of BIOF as of the record date (the "Record Date") set by the Board of Directors pursuant to Section 3.3 of the Separation Agreement to determine those stockholders of record of BIOF entitled to participate in the Distribution. Each Beneficiary's beneficial interest ("Beneficial Interest") in the Trust shall be equal to that fraction equal to (A) the number of shares of Common Stock of BIOF held of record by said Beneficiary on the Record Date divided by (B) the total number of shares of BIOF Common Stock held of record by all Beneficiaries on the Record Date. Each distribution by the Trustees to the Beneficiaries shall be made according to their relative Beneficial Interests in the Trust. If any conflicting claims or demands are made or asserted with respect to any Beneficial Interest, then, in any of such events, the Trustees shall be entitled to refrain and refuse to act until (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction or
(ii) all differences have been adjusted by valid written agreement between all adverse claimants, and the Trustees shall have been furnished with an executed counterpart of such agreement.

            (b) Record of Beneficiaries. The Trustees shall maintain a record of the name of each Beneficiary and his, her, or its Beneficial Interest in the Trust.

            (c) Transfer of Interests. The Beneficial Interest of a Beneficiary in the Trust may not be transferred, except for a transfer to an individual Beneficiary's heirs or personal representatives upon such Beneficiary's death. No transfer, by operation of law or death, of the right, title, and interest of any Beneficiary in and to his, her, or its Beneficial Interest, the Trust Property, or any rights hereunder shall operate to terminate this Trust Agreement or the Trust hereunder or entitle any permitted successor of such Beneficiary to an accounting or to the transfer to him, her, or it of legal title to any part of the Trust Property.

      3. Purpose, Limitations, and Distributions to Beneficiaries.

            (a) Purpose of Trust. This Trust is established for the sole purpose of holding the Shares transferred to it by BIOF on behalf of the Beneficiaries, enforcing the rights of the Beneficiaries thereto, collecting the income thereon, distributing the Trust Property to the Beneficiaries, and taking such other action as is necessary to conserve and protect the Trust Property and to provide for the orderly distribution or sale of the Shares and any other Trust Property. If any debt or liability is asserted against the Trustees as the transferee of the Trust Property, the Trustees may use such part of the Trust Property as may be necessary in contesting any such debt or liability or in payment thereof. Under no circumstances shall the Trust or the Trustees hereunder (in their capacity as Trustees) have any power to engage in any trade or business, or in any other activity except as is necessary for the orderly distribution of sale of the Shares and any other Trust Property.

            (b) Operation of Trust. The Trustees shall receive and hold all the Shares. The Trustees shall endeavor to distribute the Shares (and any other Trust Property) to the Beneficiaries as promptly as is practicable. If such a distribution is determined not to be practicable, the Trustee shall sell the Shares and distribute the proceeds. Notwithstanding the foregoing, the Trustees shall, no less frequently than annually, pay over to the Beneficiaries in accordance with their relative Beneficial Interests all income or earnings derived from the investment or reinvestment of the Trust Property.

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            (c) Compliance with Laws. Any distribution of the Shares or other
Trust Property shall be done in strict compliance with all laws, including, without limitation, the securities laws of the United States of America and any subdivisions thereof. Any such distribution shall be made pursuant to a registration statement declared effective by the U.S. Securities and Exchange Commission, and the Trustees shall deliver to BIOF, prior to any distribution, a legal opinion reasonably acceptable to BIOF confirming that such intended distribution is in compliance with all applicable laws.

            (d) No Payment to BIOF. In no event shall any part of the Trust Property revert to or be distributed to or by BIOF.

            (e) Trustees as Beneficiaries. The Trustees, on their own behalf or in a representative or fiduciary capacity, may be a Beneficiary to the same extent as if he, she or it were not a Trustee hereunder.

      4. Authority of Trustee.

            (a) Authority of Trustee. Among other powers stated or implied herein, in connection with the administration of this Trust, the Trustees in their fiduciary capacity may exercise all powers, authority and discretion permitted under applicable law, including without limitation the following:

                  (i) to hold legal title to any and all rights of the Beneficiaries in or arising from the sale of any Trust Property, and to receive and collect any and all payments due in connection with any such sales;

                  (ii) to receive, hold, maintain, grant, sell, exchange, convey, release, assign, or otherwise transfer legal title to any Trust Property;

                  (iii) to enter into contracts;

                  (iv) to execute and deliver, upon proper payment, partial and complete releases of any third-party obligations transferred to the Trust;

                  (v) to protect and enforce the rights vested in the Trustees to the Trust Property by this Trust Agreement by any method deemed appropriate, including, without limitation, by judicial proceedings;

                  (vi) to take any steps necessary to establish clear title to any Trust Property;

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                  (vii) to employ legal counsel, accountants, advisors,
custodians, and other agents in connection with the administration or termination of this Trust, to delegate to them any powers of the Trustees, and to pay out of the Trust Property to such legal counsel, accountants, advisors, custodians and other agents reasonable compensation for services rendered;

                  (viii) to file any and all tax returns required in connection with the Trust created hereby and to pay any such taxes properly payable by the Trust out of the Trust Property;

                  (ix) to select a fiscal year for the Trust;

                  (x) to invest the Trust Property as permitted by Section 4(b) hereof;

                  (xii) to make timely distributions of the Trust Assets as determined by the Trustees;

                  (xi) to compromise, adjust, arbitrate, sue on, or defend, abandon, or otherwise deal with and settle claims in favor of or against this Trust as the Trustees shall deem best advisable; and (xiii) to vote the Shares.

            (b) Limitation on Authority of Trustees. The powers and authority of the Trustees shall be limited as follows:

                  (i) the investment powers of the Trustee shall be limited to investing the Trust Property in demand and time deposits in banks and savings institutions, or other temporary investments such as short-term certificates of deposit and Treasury bills;

                  (ii) the Trust shall not retain cash in excess of a reserve for reasonable expenses incurred or to be incurred by the Trustee; and

                  (iii) the Trustees shall not unduly prolong the duration of the Trust.

      5. The Trustees.

            (a) Generally. The Trustees shall perform such duties, and only such duties, as are specifically set forth in this Trust Agreement or are reasonably implied for the administration of this Trust. Any provision of this Trust Agreement requiring any action, approval or determination of the Trustees may be taken or made upon the approval of any single Trustee, and the action of any single Trustee shall be sufficient for purposes of taking action on behalf of all Trustees hereunder; provided, however, that any distribution by the Trust to the Beneficiaries must be approved by all Trustees. A Trustee may delegate from time to time to any other Trustee, by instrument in writing, any or all of the delegating Trustee's rights, powers and duties hereunder.

            (b) Liability of Trustees. The Trustees shall be liable only for the performance of such duties and obligations as are specifically set forth in this Trust Agreement.

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            (c) Safekeeping of Trust Assets. All moneys and other assets received by the Trustees shall, until distributed or paid over as herein provided, be held in trust for the benefit of the Beneficiaries, but need not be segregated from other Trust assets, unless and to the extent required by law. The Trustees shall be under no liability for interest or producing income on any moneys received by it hereunder and held for distribution or payment to the Beneficiaries, except such interest as shall actually be received by the Trustees.

            (d) Expense Reimbursement and Compensation. The Trustees shall be entitled to reimbursement out of the Trust Property for all out-of-pocket expenses out of the Trust Property in the exercise and administration of the Trustees' powers and duties. The Trustees shall not be otherwise compensated for their services as Trustees hereunder.

            (e) No Bond. The Trustees shall serve without bond.

            (f) Indemnification of Trustees. The Trustees shall be indemnified, and may reimburse themselves out of the Trust Property, against and from any and all loss, liability, expense, or damage which any Trustee may sustain in good faith and without willful misconduct, gross negligence, or fraud in the exercise and performance of any of the powers and duties of the Trustees under this Trust Agreement.

            (g) Winding Up. After the termination of the Trust and for the purpose of liquidating and winding up the affairs of the Trust, the Trustees shall continue to act as such until the Trustees' duties have been fully performed. Upon distribution of all of the Trust Property, the Trustees or a designee of the Trustees shall retain the books, records, stock certificates, and files which shall have been delivered to or created by the Trustees. At the Trustees' or such designee's discretion, all of such records and documents may be destroyed at any time after six years from the final distribution of all of the Trust Property. Except as otherwise specifically provided in this Trust Agreement, upon the distribution of all of the Trust Property, the Trustees shall have no further duty or obligation to the Beneficiaries.

      6. Successor Trustee.

            (a) Resignation. Any Trustee may resign by giving not less than sixty days' prior written notice thereof to the Beneficiaries and the other Trustees. Such resignation shall become effective on the day specified in such notice or upon the appointment of a successor and the acceptance by such successor of such appointment (which may be prior to the expiration of sixty days from the date of the notice), whichever is earlier.

            (b) Appointment of Successor. In the event of a vacancy in the office of Trustee, a successor trustee shall be selected by the remaining Trustee or Trustees. If within ninety days after a vacancy, the remaining Trustee or Trustees cannot agree upon a successor, any Beneficiary may petition a court of competent jurisdiction for the appointment of a successor. A successor Trustee shall have all the duties, liabilities, powers, and rights as if he, she, or it were an original Trustee under this Agreement.

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            (c) Acceptance of Appointment by Successor Trustee. Any successor
Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall file such acceptance with the Trust records. Thereupon, such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of his predecessor in the Trust with like effect as if originally named herein; provided, however, that a retiring Trustee shall, nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee under the Trust all the estates, properties, rights, and powers of such predecessor Trustee.

      7. Termination of Trust. This Trust Agreement shall terminate upon the final distribution of the Trust Property to the Beneficiaries, which shall not be later than the fifth anniversary of this Trust Agreement.

      8. Miscellaneous Provisions.

            (a) Intention of Parties to Establish Trust. This Trust Agreement is not intended to create, and shall not be interpreted as creating, an association, partnership, or joint venture of any kind. It is intended to create a trust, and is to be governed and construed in all respects as a trust.

            (b) Trustee Indemnification. The Trustees shall indemnify and hold harmless BIOF, its directors, officers and agents against all claims, losses, and damages (including legal fees and related expenses) arising from or related to any failure by the Trustees to perform their duties hereunder including, without limitation, their duties set forth in Section 3(c).

            (c) Laws as to Construction. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

            (d) Entire Agreement. This Agreement and the Separation Agreement and the General Assignment and Assumption Agreement attached thereto constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof; provided, however, that the indemnification provisions contained in that certain Indemnification Agreement between Ocwen, the Trustees and the shareholders of Friendlyway, Inc. are not affected by the foregoing.

            (e) Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) Business Day after being deposited with a nationally recognized overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of:

If to BioFarm, Inc.:        1244 Main Street
                            Linfield, PA 19468


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If to Ocwen Corp.:          174 East 64th Street
                            New York, NY 10021


If to a Trustee:            David R. Stith
                            721 St. Davids Avenue
                            Warrninster, PA 18974

                            Allan Esrine
                            174 East 64th Street
                            New York, NY 10021

                            Herbert S. McDonald
                            110 Pugh Road
                            Wayne, PA 19807-5329


BIOF and Ocwen may substitute a different address or facsimile number, from time to time, if such substitute is provided to the intended notice recipient in writing by notice given in the manner provided in this Section 8(e).

            (f) Counterparts. This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed via facsimile or otherwise in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

            (g) Binding Effect, Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Except as herein specifically provided to the contrary, neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party to which this Agreement relates.

            (h) Severability. The parties hereto have negotiated and prepared the terms of this Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend the Agreement, to the extent possible consistent with its purposes, to conform to law.

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            (i) Waiver of Breach. The waiver by either party hereto of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

            (j) Amendment and Execution. This Agreement and amendments hereto shall be in writing and executed in multiple copies via facsimile or otherwise on behalf of BIOF and Ocwen by their respective duly authorized officers and representatives. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

            (k) Descriptive Headings. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

            (l) Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

            (m) Additional Assurances. Except as may be specifically provided herein to the contrary, the provisions of this Agreement shall be self-operative and shall not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonable, and as the requesting party may reasonably deem necessary, to effectuate this Agreement.

            (n) Force Majeure. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other similar cause beyond the reasonable control of either party unless such delay or failure in performance is expressly addressed elsewhere in this Agreement.

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            (o) Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Separation Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, this Trust Agreement has been executed as of the first date set forth above.



                               BIOFARM, INC.

                               By: _________________________________
                                        David R. Stith, President


                               OCWEN CORP.


                               By: _________________________________
                                        David R. Stith, President


                               TRUSTEES:


                               ---------------------------------
                               Herbert S. McDonald

                               ---------------------------------
                               David R. Stith

                               ---------------------------------
                               Allan Esrine

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